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                                                                   Exhibit 3

                          FAMILY STOCKHOLDERS AGREEMENT

                             Dated December 18, 1996
                             -----------------------

         The parties to this agreement are dELiA*s Inc., a Delaware corporation (the "Company"), Stephen I. Kahn ("SIK") and the other parties listed on exhibit A (such other parties, the "Family Holders"). The Family Holders and SIK are referred to collectively as the "Existing Stockholders". Each Family Holder owns the number of shares of the Company's common stock, par value $0.01 per share (generally, "Common Stock"), set forth beside the Family Holder's name on exhibit A to this agreement.

         The parties agree as follows:


1.       Restrictions on Transfer Generally.

         1.1 TRANSFERS TO BE MADE ONLY AS PERMITTED OR REQUIRED BY THIS AGREEMENT. For a period of six months from the date of this agreement, no Family Holder may, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of (each, a "transfer") any shares of the Company's Common Stock without the prior written consent of Hambrecht & Quist LLC. Thereafter, no Family Holder may, directly or indirectly, transfer any shares of the Company's Common Stock, except as specifically permitted by this agreement. The Company shall not record on its books and records any purported transfer of shares not permitted by this agreement, and any such purported transfer shall have no force or effect.

         1.2 PERMITTED TRANSFERS. Each Family Holder, other than a Family Holder that owns shares of Common Stock as an executor, guardian, committee, trustee or other fiduciary, may transfer any of such Family Holder's shares of Common Stock to such Family Holder's spouse, heirs or descendants or any executor, guardian, committee, trustee or other fiduciary acting as such on behalf or for the benefit of such Family Holder or any such spouse, heir or descendant with respect to such transfer. Any Family Holder that owns shares of Common Stock as an executor, guardian, committee, trustee or other fiduciary may transfer any of such shares to: (a) the person or persons on whose behalf or for whose benefit such shares are held; (b) any other executor, guardian, committee, trustee or other fiduciary acting as such on behalf or for the benefit of the person or persons on whose behalf or for whose benefit such shares are held; or (c) any spouse or descendant of the person or persons on whose behalf or for whose benefit such shares are held. No transfer otherwise permitted by this section
1.2 or by section 1.3 of this agreement may be effected, unless, at or prior to such transfer, the transferee executes and delivers to the Company and to SIK, for the Company's benefit and for the benefit of each other Existing Stockholder, a written agreement by the transferee (in form and substance reasonably satisfactory to the Company and SIK) to be bound by this agreement, including without limitation section 4 hereof (and, if SIK requests, an irrevocable proxy as provided in section 4), as if the


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transferee were the transferring Family Holder. In addition, any Family Holder may transfer any shares of Common Stock to any other Existing Stockholder or any other person permitted under this section 1.2 (any such other person being referred to as a "Permitted Transferee").

         1.3 PIGGYBACK SALES. Each Family Holder may sell the number of shares of Common Stock owned by such Family Holder that are actually included in a filed registration statement in accordance with section 2 of this agreement.

         1.4 RULE 144 TRANSFERS. After the second anniversary of this agreement, each Family Holder may transfer shares of Common Stock, in the same amounts and in the same manner as that Family Holder would be permitted to transfer shares, if the Family Holder was an affiliate (as defined in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") of the Company.

         1.5 APPROVED TRANSFERS. Any Family Holder may transfer any shares of Common Stock to any other person, firm or entity with the prior written consent of SIK (which SIK may withhold for any reason or for no reason in his sole discretion).

         2. REGISTRATION RIGHTS

         2.1 PIGGYBACK REGISTRATION. If at any time after the initial public offering of the Company's Common Stock, SIK proposes to include in a registration statement being filed under the Securities Act on any form (other than on Form S-8 or any successor form) any shares of Common Stock he owns, the Company or SIK shall give written notice to each Family Holder at least 10 days before the initial filing of that registration statement, which notice (a "Notice of Registration") shall set forth the intended method of disposition of the securities proposed to be registered by SIK. Each Notice of Registration shall offer to include in the registration statement up to a number of shares of Common Stock owned by each Family Holder equal to the product of (a) the number of shares owned by such Family Holder and/or such Family Holder's Permitted Transferees as of the date of the agreement and (b) a fraction, the numerator of which is the number of shares SIK proposes to include in the registration statement and the denominator of which is the total number of shares SIK owns as of the date of the agreement. If any Family Holder or Permitted Transferee desires to have shares of Common Stock (up to the maximum number permitted by the preceding sentence) so included, such Family Holder or Permitted Transferee shall so notify SIK and the Company in writing, within 10 days after the date of delivery of the Notice of Registration, specifying the number of shares for which registration is requested. The Company shall thereupon include in the registration statement the number of shares of Common Stock for which registration is so requested, subject to the next sentence. If the managing underwriter of a proposed public offering that is the subject of any such registration statement advises the Company or SIK in writing that, in its opinion, the distribution of the shares requested to be included in the registration by all Family Holders, their Permitted Transferees and all other selling stockholders (including SIK) would adversely affect a distribution by the Company covered by such registration statement, the number of shares requested to be registered by Family Holders and


                                       2
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Permitted Transferees shall be reduced in the same proportion as the number of shares of all other selling stockholders (including SIK) is reduced.

         2.2 EXPENSES. All expenses incurred in complying with this section 2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Company, except that the Company shall not (without its prior written consent) be liable for (a) any fees, discounts or commissions to any underwriter or broker and (b) the fees or expenses of more than one counsel to SIK, the Family Holders and Permitted Transferees (which counsel may, in SIK's discretion, be selected by SIK and may also be the Company's counsel).

         2.3 DOCUMENTATION AND INFORMATION. Each Family Holder undertakes to execute and deliver all agreements, certificates and other documents, and to provide all information, in connection with or in furtherance of the registration of the Family Holder's shares of Common Stock pursuant to this section 2 as may from time to time be requested by SIK or the Company in his or its discretion.

         3. "MARKET STAND-OFF" AGREEMENT. SIK may request that any Family Holder refrain from transferring any shares of Common Stock for a period of up to 90 days following the filing of a registration statement of the Company under the Securities Act (a "90-Day Stand-off Request"); however, SIK may not make more than one such request of each Family Holder in any 365-day period. In addition, SIK may, on one occasion, request that each Family Holder refrain from transferring any shares of Common Stock for a period of up to 180 days following the filing of a registration statement under the Securities Act, which right may not be exercised during any 365-day period in which SIK has made a 90-Day Stand-off Request. If SIK makes any request as permitted by this section 3, each Family Holder shall refrain from transferring any shares of Common Stock during the period specified in such request.

         4. VOTING. Each Family Holder shall be present in person or by proxy at all meetings of the stockholders of the Company to enable all shares owned by such Family Holder (and such Family Holder's Permitted Transferees) to be counted for quorum purposes. Concurrently with the execution of this agreement, each Family Holder is executing the form of irrevocable proxy annexed as exhibit B and delivering it to SIK.

         5. TERM. Sections 1, 2, 3 and 4 of this agreement shall terminate and be of no force or effect after the tenth anniversary of this agreement.

         6. REPRESENTATION AND WARRANTY. Each Family Holder represents and warrants to the Company and SIK that, except for this agreement and lock-up agreements entered into with the underwriters of the Company's initial public offering, such Family Holder is not a party to or bound by any voting agreement, voting trust, proxy or any other agreement, instrument or understanding with


                                       3
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respect to the ownership or voting of Common Stock or any other capital stock or security of the Company, or any agreement with respect to the transfer, purchase or redemption of any Common Stock or any other capital stock or security of the Company.

         7. MISCELLANEOUS

         7.1 LEGEND. As long as any of sections 1, 2, 3 or 4 hereof remains in effect (or unless such requirement is waived by SIK), each certificate representing shares of Common Stock owned by any Family Holder (or Permitted Transferee) shall bear a legend substantially as follows:

         "THE RIGHTS OR SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED DECEMBER 18, 1996, WHICH, AMONG OTHER THINGS, RESTRICTS THE VOTING AND TRANSFER THEREOF; A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         7.2 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in New York (except to the extent this agreement is ineffective under the corporation law of the jurisdiction of incorporation of the Company; to that extent, but only to that extent, the laws of such jurisdiction shall apply).

         7.3 CONSENT TO JURISDICTION. Each party irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York and the courts of the United States of America for the Southern District of New York (and appellate courts from any thereof) for the purposes of any suit, action or other proceeding arising out of this agreement or any transaction contemplated by this agreement (and agrees not to commence any action, suit or proceeding relating to this agreement or any such transaction, except in those courts). Each party further agrees that service of any process, summons, notice or document in accordance with section 7.4 of this agreement shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated by this agreement in the courts described above, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such action, suit or proceeding brought in any such court that such action, suit or proceeding has been brought in an inconvenient forum.

         7.4 NOTICES. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight commercial delivery service. Notices shall be sent to the appropriate party at its, his or her address or


                                       4
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facsimile number given below (or at such other address or facsimile number as specified by notice given under this section 7.4):

                  If to the Company or SIK, to him or it at:

                  435 Hudson Street
                  New York, New York 10014
                  Attention:  President
                  Fax:  (212) 807-9069

                  with a copy to:

                  Proskauer Rose Goetz & Mendelsohn LLP
                  1585 Broadway
                  New York, New York 10036-8299
                  Attention:  Jeffrey A. Horwitz, Esq.
                  Fax:  (212) 969-2900

                  If to any Family Holder or such Family Holder's Permitted Transferees, to such person at the address set forth below such person's name on exhibit A hereto.

All such notices and communications shall be deemed received upon (i) actual receipt by the addressee, (ii) actual delivery to the appropriate address or
(iii) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided above; however, that mailing shall not alter the time at which the facsimile notice is deemed received.

         7.5 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         7.6 EQUITABLE RELIEF. The parties acknowledge that the remedy at law for breach of this agreement may be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party may be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or furnishing any security. The remedy in this section 7.6 is in addition to, and not in lieu of, any other rights or remedies a party may have.

         7.7 SEPARABILITY. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and, if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.


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         7.8 ENTIRE AGREEMENT. This agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.







                                       6
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            [Signature Page for dELiA*s Family Stockholder Agreement]

         IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed as of the date first set forth above.

THE COMPANY:               dELiA*s INC.

                           By: /s/ Stephen I. Kahn
                                   ------------------------
                                   Stephen I. Kahn, Chairman of the Board
                                   and Chief Executive Officer

SIK:
                              /s/ Stephen I. Kahn
                              -------------------------
                              STEPHEN I. KAHN

FAMILY HOLDERS:
                               /s/ Sidney S. Kahn
                               ------------------------
                               SIDNEY S. KAHN, individually and as trustee
                               for The Ruth Kahn Trust f/b/o Sidney S. Kahn

                               /s/ Robert Karetsky
                               ------------------------
                               ROBERT KARETSKY

                               /s/ Geraldine Karetsky
                               ------------------------
                               GERALDINE KARETSKY, individually and as
                               trustee for the Ruth Kahn Trust f/b/o
                               Sidney S. Kahn

                               /s/ Robin Kahn
                               ------------------------
                               ROBIN KAHN

                               /s/ Jeffrey Kahn
                               ------------------------
                               JEFFREY KAHN

                                /s/ Anne Kahn
                               ------------------------
                               ANNE KAHN

                               /s/ Andrew Karetsky
                               ------------------------
                               ANDREW KARETSKY

                               /s/ Jennifer Karetsky
                               ------------------------
                               JENNIFER KARETSKY

                               /s/ Maxine Kahn
                               ------------------------
                               MAXINE KAHN

                               /s/ Arlene Epstein
                               ------------------------
                               ARLENE EPSTEIN



                                       7
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                                /s/ Joanna Bober
                               ------------------------
                               JOANNA BOBER

                                /s/ Arthur Bober
                               ------------------------
                               ARTHUR BOBER

                               /s/ Elizabeth May
                               ------------------------
                               ELIZABETH MAY








                                       8
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                                    Exhibit A
                   [to dELiA*s Family Stockholders Agreement]

Name and Address of Family Holder           Number of Shares Owned

Sidney S. Kahn                                       953,808
14 East 60th Street
New York, New York 10022

Robert Karetsky                                      617,626
c/o Mayer
975 Park Avenue, #11C
New York, NY 10028

Geraldine Karetsky                                 1,235,458
c/o Mayer
975 Park Avenue, #11C
New York, NY 10028

Sidney S. Kahn and Geraldine                         147,356
Karetsky, as trustees, for The Ruth
Kahn Trust f/b/o Sidney S. Kahn
c/o Sidney S. Kahn
14 East 60th Street
New York, New York 10022

Robin Kahn                                           168,529
114 Mercer Street, #9
New York, NY 10012

Jeffrey Kahn                                         168,529
2069 North Ivar Avenue
Los Angeles, CA 90068

Anne Kahn                                            168,529
307 Henry Street, #2
Brooklyn, NY 11201

Andrew Karetsky                                      168,529
c/o Waverly Reds Baseball Club
28 Miles Street, Mulgrave
Victoria, Australia 3170



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Jennifer Karetsky                                    168,529
4203 Tuscany Court
Baltimore, MD 21213

Maxine Kahn                                           68,944
1120 Park Avenue
New York, New York 10128

Arlene Epstein                                         9,192
74 Mill Glen Road
Upper Saddle River, NJ 07458

Joanna Bober                                           9,192
138 West 11th Street
New York, New York 10011

Arthur Bober                                           9,192
P.O. Box 305
New Vernon, NJ 07976

Elizabeth May                                         22,981
1120 Park Avenue
New York, New York 10128

TOTAL                                              3,916,394


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                                    EXHIBIT B
                   [to dELiA*s Family Stockholders Agreement]

                           IRREVOCABLE TEN-YEAR PROXY

The undersigned hereby irrevocably appoints Stephen I. Kahn ("SIK") the attorney and proxy of the undersigned, with full power of substitution, to represent and vote in such manner as SIK deems proper, with respect to all of the shares of Common Stock, par value $0.01 per share, of dELiA*s Inc., a Delaware corporation (the "Company"), the undersigned owns as of the date hereof as set forth on Exhibit A to the Family Stockholders Agreement dated December 18, 1996 (the "Agreement"), and is entitled to vote. This proxy revokes any other proxy granted by the undersigned at any time with respect to such shares. This proxy is issued for good and valuable consideration, is coupled with an interest and shall be irrevocable to the full extent permitted by law. In the event that this proxy is invalid, the undersigned agrees to vote its shares of Common Stock as directed by SIK.

THIS PROXY SHALL TERMINATE ON DECEMBER 18, 2006.

If the undersigned sells or otherwise disposes of shares of the Company's Common Stock, then the undersigned agrees to send written notice of such sale or disposal to SIK immediately upon such sale or disposal.


Dated: November ___, 1996

                                            Signature:________________________
                                            Print or
                                            type name:________________________